Exhibit 99.1

GSI Group Inc. To Request Hearing Regarding Nasdaq Staff Determination Notice

BEDFORD, MA – May 12, 2009: GSI Group Inc. (the “Company”) (Nasdaq: GSIG), a supplier of precision technology and semiconductor systems, today announced that it received a staff determination notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company’s common stock is subject to delisting since the Company is not in compliance with the filing requirements for continued listing as set forth in Listing Rule 5250(c)(1) (the “Rule”). The Nasdaq letter, which the Company expected, was issued in accordance with standard Nasdaq procedures due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the three month period ended September 26, 2008 (the “Quarterly Report”) and Annual Report on Form 10-K for the year ended December 31, 2008 (the “Annual Report”).

The Company intends to request a hearing before the Nasdaq Listing Qualifications Panel to appeal the staff determination. The hearing request will automatically stay the delisting of the Company’s common stock for a period of fifteen (15) calendar days from the deadline to request a hearing. The Company intends to request that the Panel further stay the delisting of the Company’s common stock to allow the Company additional time to file its Quarterly Report and Annual Report. There can be no assurances, however, that the Panel will grant the Company’s requests or that the Company’s common stock will not be delisted.

As previously disclosed, on November 13, 2008, the Company received a letter from Nasdaq, indicating that the Company was not in compliance with the Rule due to the failure to timely file the Quarterly Report. Following receipt of such letter, the Company timely submitted a plan to Nasdaq, outlining the Company’s planned actions to regain compliance with the Rule. Nasdaq subsequently granted the Company an extension to allow the Company until May 4, 2009 to regain compliance with the Rule by filing the Quarterly Report. On March 27, 2009, the Company received a second letter from Nasdaq, indicating that the Company was not in compliance with the Rule due to its failure to timely file the Annual Report. As requested by Nasdaq, following receipt of such letter, the Company timely submitted an updated compliance plan to Nasdaq and Nasdaq granted the Company an extension to allow the Company until May 4, 2009 to regain compliance with the Rule by filing the Annual Report.

The Company’s Audit Committee has concluded its previously announced review of sales transactions in the Company’s Semiconductor Systems Segment, along with other sales transactions that contain arrangements with multiple deliverables, for fiscal years 2006, 2007 and 2008 and the Company is working diligently to complete the preparation and filing of the Quarterly Report and Annual Report, in addition to restated financial statements for fiscal years 2006, 2007 and 2008.

About GSI Group Inc.

GSI Group Inc. supplies precision technology to the global medical, electronics, and industrial markets and semiconductor systems. GSI Group Inc.’s common shares are listed on Nasdaq (GSIG).

Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “plan,” and other similar expressions. These forward-looking statements include statements regarding the Company’s ability to file its Form 10-Q and Form 10-K and other statements that are not historical facts. These forward looking statements are subject to risks, uncertainties and changes in financial condition, unknown factors and other items described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

For more information contact: Sergio Edelstein, GSI Group Inc., 1-781-266-5700.